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                               [KPMG LETTERHEAD]


Independent Auditors' Consent

The Board of Directors
Technitrol, Inc.:

     We consent to the use of our report included herein and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Philadelphia, PA
April 10, 2002